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[LETTERHEAD OF LEGG MASON WOOD WALKER, INCORPORATED]

                                                                    Exhibit 23.6



                                                               December 20, 1999


CNL American Properties Fund, Inc.
450 South Orange Avenue
Orlando, Florida  32801

We hereby consent to the use of our name and to the description of our opinion letters, dated March 10, 1999, in, and to the inclusion of our opinion letters as Exhibits 10.20 through 10.37 to, the Registration Statement on Form S-4 (Registration No. 333-74329) of CNL American Properties Fund, Inc. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                        LEGG MASON WOOD WALKER, INCORPORATED


                        By: /s/ Thomas E. Robinson
                            -------------------------------
                                    Managing Director